EXHIBIT B
Exhibit 3.2
Schedule 14C
Millennium Electronics, Inc.
File No. 0-22515


                                    BYLAWS OF

                       SPEAKING ROSES INTERNATIONAL, INC.

                                    ARTICLE I
                                     OFFICES

     1.1 Business Offices. The corporation may have such offices, either within or outside Utah, as the board of directors may from time to time determine or as the business of the corporation may from time to time require. The principal office of the corporation shall be located at any place either within or outside the State of Utah as may be designated in the most recent document on file with the Utah Department of Commerce, Division of Corporations and Commercial Code, providing information regarding the principal office of the corporation.

     1.2 Registered Office. The registered office of the corporation required to be kept by the Utah Revised Business Corporation Act (as it may be amended from time to time, the "Act") shall be located within the State of Utah and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day.

     2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or by the board of directors, and shall be called by the president at the written request of the holders of not less than one-tenth of all the votes entitled to be case on any issue proposed to be considered at the meeting.

     2.3 Place of Meeting. The board of directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual or any special meeting of the shareholders. If no designation is made by the directors, the place of meeting shall be the principal office of the corporation in the State of Utah.

      2.4   Notice of Meeting.

          (a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to

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     each  shareholder  of record  entitled  to vote at such  meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

          (b) Effective Date. Written notice shall be deemed to be effective at the earlier of: (1) when mailed, if addressed to the shareholder's address shown in the corporation's current record of shareholders; (2) when received; (3) five days after it is mailed; or (4) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

          (c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But, if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of this section to those persons who are shareholders as of the new record date.

     2.5   Waiver of Notice.

          (a) Written Waiver. A shareholder may waive any notice required by the Act, the articles of incorporation or the bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

          (b) Attendance at Meetings.  A shareholder's  attendance at a meeting:
     (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.6   Record Date.

          (a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. If no record date is fixed by the board for the determination of shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs a consent.

          (b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if

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     the meeting is  adjourned to a date more than 120 days after the date fixed for the original meeting.

      2.7 Shareholder List. After fixing a record date for a shareholders' meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

     2.8   Shareholder Quorum and Voting Requirements.

          (a) Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (b) Voting Groups. If the articles of incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

          (c) Shareholder Action. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     2.9 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     2.10 Voting of Shares. Unless otherwise provided in the articles of incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Except as provided by specific court order, no shares of the corporation owned, directly or indirectly, by a second corporation, domestic or foreign, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting if a majority of the shares entitled to vote for the election of directors of such

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second  corporation  are held by the  corporation.  The prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     2.11 Meetings by Telecommunications. Any or all shareholders may participate in an annual or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

     2.12 Action Without a Meeting.

          (a) Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

          (b) Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

          (c) Effective Date and Revocation of Consents. No action taken pursuant to this section shall be effective unless all written consents on which the corporation relies for the taking of an action are received by the corporation within a 60-day period and not revoked. Such action is effective as of the date the last written consent necessary to effect the action is received, unless all of the written consents specify a later date as the effective date of the action. If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Any such writing may be received by the corporation by electronically transmitted facsimile or other form of communication providing the corporation with a complete copy thereof, including a copy of the signatures thereto. Any shareholder giving a written consent pursuant to this section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the corporation prior to the effective date of the action.

          (d) Unanimous Consent for Election of Directors. Notwithstanding subsection (a) of this section, directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

     3.2 Number, Tenure and Qualifications. The authorized number of directors shall be not less than three nor more than five; provided, however, that if the corporation has less than three shareholders entitled to vote for the election of directors, the board of directors may consist of a number of individuals equal to or greater than the number of those shareholders. The current number of directors shall be within the limits specified above, as determined (or as amended from time-to-time) by resolution adopted by either the shareholders or the directors. Each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation or removal. However, if a director's term expires, the director shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need to be residents of Utah or shareholders of the corporation.

     3.3 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders, for the purpose of appointing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, the time and place for the
holding  of  additional   regular   meetings  without  other  notice  than  such
resolution.

     3.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

     3.5 Notice of Special Meetings. Notice of the date, time and place of any special director meeting shall be given at least two days previously thereto either orally or in writing. Oral notice shall be effective when communicated in a comprehensive manner. Written notice is effective as to each director at the earlier of: (a) when received; (b) five days after deposited in the United States mail, addressed to the director's address shown in the records of the corporation; or (c) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.6   Quorum and Voting.

          (a) Quorum. A majority of the number of directors prescribed by resolution adopted pursuant to section 3.2 of these bylaws, or if no number is prescribed, the number in office immediately before the meeting begins,

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     shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number. At any meeting where a quorum is not present, a majority of the directors present may adjourn the meeting until a quorum is present, and no notice of adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

          (b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage.

          (c) Presumption of Assent. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     3.7 Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     3.8 Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

     3.9 Resignation. A director may resign at any time by giving a written notice of resignation to the corporation. Such a resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date, and the acceptance of such recognition shall not be necessary to make it effective.

     3.10 Removal. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.

     3.11 Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from

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an increase in the number of directors,  the  shareholders may fill the vacancy.
During such time that the shareholders fail or are unable to fill such vacancies then and until the shareholders act: (1) the board of directors may fill the vacancy; or (2) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders: (1) if one or more directors are elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors; and (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     3.12 Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.13 Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors. Those sections of this Article III which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members.

                                   ARTICLE IV
                                     OFFICES

     4.1 Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may also be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     4.2 Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. The designation of a specified term does not grant to the officer any contract rights, and the board can remove the officer at any time prior to the termination of such term. If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4.3 of these bylaws.

     4.3 Removal. Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

     4.4 Resignation. Any officer may resign at any time, subject to any rights or obligation under any existing contracts between the officer and the corporation, by giving notice to the president or board of directors. An officer's resignation shall be effective when received by the corporation, unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

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     4.5 Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the board of directors or these bylaws, except that in each event each officer shall exercise such powers and perform such duties as may be required by law:

          (a) President. The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. Unless there is a chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

          (b) Vice-President. If appointed, the vice-president (or if there is more than one, each vice-president) shall assist the president and shall perform such duties as may be assigned to him or her by the president or by the board of directors. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president.)

          (c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records;
     (iv)  when  requested  or  required,   authenticate   any  records  of  the
     corporation; (v) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;
     (vi) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (vii) have general charge of the stock transfer books of the corporation; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

          (d) Treasurer. The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (iii) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

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

     Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     4.6 Additional Officers. The board of directors may create additional officer positions within the corporation and delegate specific rights, powers, duties and obligations to those officers.

     4.7 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

                                    ARTICLE V
         INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES

     5.1 Indemnification of Directors. The corporation shall indemnify and advance expenses to the directors of the corporation to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the corporation shall indemnify the directors of the corporation in all cases in which a corporation may indemnify a director under section 16-10a-902 of the Act. The corporation shall consider and act expeditiously as possible upon any and all requests by a director for indemnification or advancement of expenses.

     5.2 Indemnification of Officers, Agents and Employees Who Are Not Directors. The board of directors may indemnify and advance expenses to any officer, employee or agent of the corporation who is not a director of the corporation to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

     5.3 Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Act.

                                   ARTICLE VI
                                     SHARES

     6.1 Issuance of Shares. The corporation may issue the number of each class or series of capital shares authorized by the articles of incorporation. The issuance or sale by the corporation of any shares of any class shall be made only upon authorization by the board of directors, unless otherwise provided by statute. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors.

     6.2   Certificates for Shares.

          (a) Content. Shares may but need not be represented by certificates in such form as determined by the board of directors and stating on their face, at a minimum, the name of the corporation and that it is formed under the laws of the State of Utah, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any,

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

     the certificate represents. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

          (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

          (c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

          (d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     6.3 Shares Without Certificates. The board of directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates under section 6.2 of these bylaws.

     6.4 Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the share transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.5 Exemption from Control Shares Acquisition Act. Pursuant to the provisions of Section 61-6-6 of the Utah Code Annotated, the corporation hereby elects to exempt the acquisition of shares of the corporation from the provisions of the Control Shares Acquisition Act (Section 61-6-1 through Section 61-6-12 of the Utah Code, inclusive, as the same may be amended from time to time). Until such time as these bylaws are amended to provide otherwise, the provisions of the Control Shares Acquisition Act shall not apply to acquisitions of shares of the corporation.

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

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Inspection of Records by Shareholders and Directors. A shareholder or director of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation required to be maintained by the corporation under the Act, if such person gives the corporation written notice of the demand at least five business days before the date on which such a person wishes to inspect and copy. The scope of such inspection right shall be as provided under the Act.

     7.2 Corporate Seal. The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal."

     7.3 Amendments. The corporation's board of directors may amend or repeal the corporation's bylaws at any time unless:

          (a) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

          (b) the shareholders, in adopting, amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw; or

          (c) the bylaw either establishes, amends or deletes a greater shareholder quorum or voting requirement.

     Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

     7.4 Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

     The undersigned hereby certifies that he/she is the duly appointed and acting Secretary of the corporation and that the foregoing bylaws were approved and adopted by a vote of the directors of the corporation, effective as of _______________, 2003, and a record of such action is maintained in the minute book of the corporation.

            Executed this ____ day of ____________, 2003.



                          _________________________________
                          _________________, Secretary


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